EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of PENN Capital Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of PENN Capital Funds Trust for the period ended February 28, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of PENN Capital Funds Trust for the stated period.

/s/ Salvatore Faia		/s/ James Shaw
Salvatore Faia		James Shaw
Principal Executive Officer/President, PENN Capital Funds Trust		Principal Financial Officer/Treasurer, PENN Capital Funds Trust

Dated:	5/2/2022

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by PENN Capital Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.